Exhibit No. 1
Form 10-SB
Marmar Acquisition Corporation

                    ARTICLES OF INCORPORATION
                               OF
                 MARMAR ACQUISITION CORPORATION

      The undersigned incorporator being a natural person more than 18 years of age acting as the sole incorporator of the above-named corporation (the "Corporation") hereby adopts the following articles of incorporation for the Corporation:

                           ARTICLE I
                              NAME

      The  name  of the Corporation shall be:  Marmar Acquisition
Corporation

                           ARTICLE II
                       PERIOD OF DURATION

      The Corporation shall continue in existence perpetually unless sooner dissolved according to law.

                          ARTICLE III
                      PURPOSES AND POWERS

      The purpose for which the Corporation is organized is to conduct any lawful business for which a corporation may be organized under the laws of Nevada, which shall include, by way of illustration and not limitation, the following purposes:

           (a) To carry on any general mercantile or service business, and to purchase, sell, and deal in such goods, supplies, merchandise, equipment, or services as are necessary or desirable in connection therewith; to render any lawful service; to own and operate any lawful enterprise; and, to acquire, hold, and dispose of tangible or intangible personal property;

           (b) To acquire by purchase or otherwise, own, hold, lease, rent, mortgage, develop, or otherwise, to trade with and deal in real estate, lands, oil and gas leases and interests, and all other interests in lands, and all other property of every kind and nature;

          (c)  To acquire, sell, and otherwise dispose of or deal
     in   stock,   bonds,  mortgages,  securities,   notes,   and
     commercial paper for corporations and individuals;

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            (d)   To  borrow  money  and  to  execute  notes  and
     obligations and security contracts therefor, and to lend any of the monies or funds of the Corporation and to take evidence of indebtedness therefor, and also to negotiate loans;

           (e) To guarantee the payment of dividends or interest on any other contract or obligation of any corporation whenever proper or necessary for the business of the Corporation in the judgment of its directors; and

           (f) To do all and everything necessary, suitable, convenient, or proper for the accomplishment of any of the purposes or the attainment of any one or more of the objects herein enumerated, or incidental to the powers therein named, or which shall at any time appear conducive or expedient for the protection or benefit of the Corporation, with all the powers hereafter conferred by the laws under which this Corporation is organized.

                           ARTICLE IV
                       AUTHORIZED SHARES

      The total number of shares of all classes of capital stock which the corporation shall have authority to issue is 60,000,000 shares. Stockholders shall not have any preemptive rights, nor shall stockholders have the right to cumulative voting in the election of directors or for any other purpose. The classes and the aggregate number of shares of stock of each class which the corporation shall have authority to issue are as follows:

           (a) 50,000,000 shares of common stock, $0.001 par value ("Common Stock");

           (b) 10,000,000 shares of preferred stock, $0.001 par value ("Preferred Stock").

      The Preferred Stock may be issued from time to time in one or more series, with such distinctive serial designations as may be stated or expressed in the resolution or resolutions providing for the issue of such stock adopted from time to time by the Board of Directors; and in such resolution or resolutions providing for the issuance of shares of each particular series, the Board of Directors is also expressly authorized to fix: the right to vote, if any; the consideration for which the shares of such series are to be issued; the number of shares constituting such series, which number may be increased (except as otherwise fixed by the Board of Directors) or decreased (but not below the number of shares thereof then outstanding) from time to time by action of the Board of Directors; the rate of dividends upon which and the times at which dividends on shares of such series shall be payable and the preference, if any, which such dividends shall have relative to dividends on shares of any other class or classes or any other series of stock of the corporation; whether such dividends shall be cumulative or noncumulative, and if cumulative, the date or dates from which dividends on shares of such series shall be cumulative; the rights, if any, which the holders of shares of such series shall have in the event of any voluntary or involuntary liquidation, merger, consolidation, distribution or sale of assets, dissolution or winding up of the affairs of the corporation; the rights, if any, which the holders of shares of such series shall have to convert such shares into or exchange such shares for shares of any other class or classes or any other series of stock of the corporation or for any debt securities

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of  the  corporation and the  terms  and  conditions,
including  price  and  rate of exchange, of  such  conversion  or exchange; whether shares of such series shall be subject to redemption, and the redemption price or prices and other terms of redemption, if any, for shares of such series including, without limitation, a redemption price or prices payable in shares of Common Stock; the terms and amounts of any sinking fund for the purchase or redemption of shares of such series; and any and all other designations, preferences, and relative, participating, optional or other special rights, qualifications, limitations or restrictions thereof pertaining to shares of such series' permitted by law.

      The Board of Directors of the Corporation may from time to time authorize by resolution the issuance of any or all shares of the Common Stock and the Preferred Stock herein authorized in accordance with the terms and conditions set forth in these Articles of Incorporation for such purposes, in such amounts, to such persons, corporations or entities, for such consideration, and in the case of the Preferred Stock, in one or more series, all as the Board of Directors in its discretion may determine and without any vote or other action by the stockholders, except as otherwise required by law. The capital stock, after the amount of the subscription price, or par value, has been paid in shall not be subject to assessment to pay the debts of the corporation.

      The Corporation elects not to be governed by the terms and provisions of Sections 78.378 through 78.3793, inclusive, and Sections 78.411 through 78.444, inclusive, of the Nevada Revised Statutes, as the same may be amended, superseded, or replaced by any successor section, statute, or provision. No amendment to these Articles of Incorporation, directly or indirectly, by merger or consolidation or otherwise, having the effect of amending or repealing any of the provisions of this paragraph shall apply to or have any effect on any transaction involving acquisition of control by any person or any transaction with an interested stockholder occurring prior to such amendment or repeal.

                           ARTICLE V
                    LIMITATION ON LIABILITY

      A director or officer of the Corporation shall have no personal liability to the Corporation or its stockholders for damages for breach of fiduciary duty as a director or officer, except for damages for breach of fiduciary duty resulting from
(a) acts or omissions which involve intentional misconduct, fraud, or a knowing violation of law, or (b) the payment of dividends in violation of section 78.300 of the Nevada Revised Statutes as it may from time to time be amended or any successor provision thereto.

                           ARTICLE VI
              PRINCIPAL OFFICE AND RESIDENT AGENT

      The address of the Corporation's registered office in the state of Nevada is 502 East John Street, town of Carson City, state of Nevada 89706. The name of its initial resident agent in the state of Nevada is CSC Services of Nevada, Inc. Either the registered office or the resident agent may be changed in the manner provided by law.

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                          ARTICLE VII
                           AMENDMENTS

      The Corporation reserves the right to amend, alter, change, or repeal all or any portion of the provisions contained in these articles of incorporation from time to time in accordance with the laws of the state of Nevada, and all rights conferred on stockholders herein are granted subject to this reservation.

                          ARTICLE VIII
                ADOPTION AND AMENDMENT OF BYLAWS

      The initial bylaws of the Corporation shall be adopted by the board of directors. The power to alter, amend, or repeal the bylaws or adopt new bylaws shall be vested in the board of directors, but the stockholders of the Corporation may also alter, amend, or repeal the bylaws or adopt new bylaws. The bylaws may contain any provisions for the regulation or management of the affairs of the Corporation not inconsistent with the laws of the state of Nevada now or hereafter existing.

                           ARTICLE IX
                           DIRECTORS

     The governing board of the Corporation shall be known as the board of directors. The number of directors comprising the board of directors shall be fixed and may be increased or decreased from time to time in the manner provided in the bylaws of the Corporation, except that at no time shall there be less than one nor more than fifteen directors. The initial board of directors shall consist of one person who is as follows:

          Name                               Address

           Mark  E. Lehman                8 East Broadway,  Suite 620
                                          Salt Lake City, Utah 84111-2204

                           ARTICLE X
                          INCORPORATOR

      The name and mailing address of the incorporator signing these articles of incorporation is:

          Name                          Address

           Mark  E. Lehman              8 East Broadway, Suite 620
                                        Salt Lake City, UT  84111

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      The  undersigned, being the incorporator of the Corporation herein before named, hereby makes and files these articles of incorporation, declaring that the facts herein are true.

     DATED this ______ day of December, 1999.




                                          ____________________________________
                                          Mark E. Lehman

STATE OF UTAH       )
                    : ss.
COUNTY OF SALT LAKE )

       I,  __________________________________________,  a  notary public, hereby certify that on the ______ day of December, 1999, appeared before me Mark E. Lehman, personally known to me to be the subscriber to the above instrument, who acknowledged to me that he is the person who signed the above instrument as the incorporator and that the statements contained herein are true.




                                          ____________________________________
                                          NOTARY PUBLIC

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